EXHIBIT 32
Certification of Chief Executive Officer and Chief Financial Officer
Pursuant to 18 U.S.C. Section 1350
Each of the undersigned, Jane F. Aggers and Robert W. Driskell, certifies pursuant to 18 U.S.C. Section 1350, that: (1) this annual report on Form 10-K of Hancock Fabrics, Inc. (“Hancock”) for the year ended February 2, 2008 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (2) the information contained in this annual report fairly presents, in all material respects, the financial condition and results of operations of Hancock.
Date: April 17, 2008

/s/ Jane F. Aggers Jane F. Aggers
President and Chief Executive Officer

/s/ Robert W. Driskell Robert W. Driskell
Senior Vice President and
Chief Financial Officer